Exhibit 99.1


                                  SUPERCOM LTD.




                                    THE 1998
                              AMENDED AND RESTATED
                                SHARE OPTION PLAN



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                                  SUPERCOM LTD.


                          THE AMENDED AND RESTATED 1998
                                SHARE OPTION PLAN

1.    NAME

      This Plan, as amended from time to time, shall be known as the Supercom Ltd. Amended and restated 1998 Share Option Plan ("THE OPTION PLAN").

2.    PURPOSE OF THE OPTION PLAN

      The Option Plan is intended to provide an incentive to retain, in the employ of Supercom Ltd. ("THE COMPANY") and its Subsidiaries, persons of training, experience, and ability, to attract new employees, directors, consultants service providers and advisors, whose services are considered valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase Shares (as defined below) in the Company, pursuant to the Option Plan approved by the board of directors of the Company ("THE BOARD"). Options granted under the Option Plan may or may not contain such terms as will qualify such Options for the special tax treatment under section 102 of the Israeli Tax Ordinance ("SECTION 102"). Options containing such terms as will qualify them for the special tax treatment under section 102 of the Israeli Tax Ordinance, shall be referred to herein as "102 OPTIONS". Options that do not contain such terms as will qualify them for the special tax treatment under section 102 of the Israeli Tax Ordinance, shall be referred to herein as "3(I) OPTIONS". All Options granted hereunder, whether together or separately, shall be referred to as "OPTIONS".

      The term "Subsidiary" shall mean for the purposes of the Option Plan: any corporation company (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of the corporations other than the last corporation in the unbroken chain owns stocks possessing fifty percent (50%) or more of the total combined voting power of all classes of stocks in one of the other corporations in such chains.

3.    ADMINISTRATION OF THE OPTION PLAN

      The Board shall have the power to administer the Option Plan either directly or upon the recommendations of a share optioned advisory committee appointed and maintained by the board for such purpose (the "COMMITTEE") shall have the power to administer the Option Plan. Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.




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      The Committee shall consist of such number of members (not less than two
      (2) in number) as may be fixed by the Board. The Committee shall select one of its members as its chairman (the "CHAIRMAN") and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

      Any member of such Committee shall be eligible to receive Options under the Option Plan while serving on the Committee, unless otherwise specified herein.

      The Committee shall have full power and authority (i) to designate participants (the "OPTIONEES"); (ii) to determine the terms and provisions of any respective Option Agreements (which need not be identical) including, but not limited to, the number of shares (as defined below) to be covered by each Option, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting a substantial risk of forfeiture; (iii) to accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) to alter any restrictions and conditions of any Options or the Shares subject to any Options (v) to interpret the provisions and supervise the administration of the Option Plan; (vi) to designate Options as, 102 Options or 3(I) Options as the Committee deems appropriate, provide that 102 Options may only be granted to employees; and (vii) to determine any other matter which is necessary or desirable for, or incidental to administration of the Option Plan.

      The Committee shall not be entitled to grant Options to the Optionees however, it will be authorized to issue shares underlying Options which have been granted by the Board and duly exercised pursuant to the provisions hereof all in accordance with section 112(a)(5) of the Israeli Companies Law.

      Subject to the approval of the holder of an outstanding Option, the Board shall have the authority to grant, in its discretion, to the holder of such outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the Option Price provided in the Option so surrendered and canceled, and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of the Option Plan.

      All decisions and selections made by the Committee pursuant to the provisions of the Option Plan shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members of the Committee who are authorized to make such decision shall be fully effective as if it had been made at a meeting duly held.

      The interpretation and construction by the Committee of any provision of the Option Plan or of any Option there under shall be final and conclusive.



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      No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Options granted there under. Subject to the provisions of applicable law, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Option Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Certificate of Incorporation, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.    DESIGNATION OF PARTICIPANTS

4.1 The persons eligible for participation in the Option Plan as recipients of Options shall include any employees, directors, consultants, service providers and advisors of the Company or of any Subsidiary. Options pursuant to Section 102 may be granted to employees only. The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify him from participating in, any other grant of Options pursuant to the Option Plan or any other option or stock plan of the Company or any of its affiliates.

4.2 Anything in the Option Plan to the contrary notwithstanding, all grants of Options to directors and office holders ("Nosei Misra" - as such term is defined in the Israeli Companies Law, 1999- the "Companies Law ") shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor Act or Regulation, as in effect from time to time.


5.    TRUSTEE

5.1   GRANTS MADE UNDER SECTION 102. Options which shall be granted pursuant to
      Section 102 and/or any Shares issued upon exercise of such Options and/or other shares received subsequently following any realization of rights, shall be issued to a Trustee nominated by the Committee, and approved in accordance with the provisions of Section 102 (the "TRUSTEE") and held for the benefit of the Optionees. 102 Options and any Shares received subsequently following exercise of 102 Options, shall be held by the Trustee for a period of not less than two years (24 months) from the date of grant.

(a) Anything to the contrary notwithstanding, the Trustee shall not release any Options which were not already exercised into Shares by the Optionee, or any Shares issued upon exercise of Options, prior to the full payment of the Optionee's tax liabilities arising from Options which were granted to him and/or any Shares issued upon exercise of such Options.




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(b)   Upon receipt of the Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Option Plan, or any Option or Share granted to him there under.

5.2 GRANTS MADE UNDER SECTION 3(I). The Committee may choose to deposit the Options granted pursuant to Section 3(I) of the Israeli Tax Ordinance with a trustee. In such event, the trustee shall hold such Option in trust, until exercised by the Optionee, pursuant to the Company's instructions from time to time. If determined by the Committee, the trustee shall be responsible for withholding any taxes to which an Optionee may become liable upon the exercise of Options.


6.    SHARES RESERVED FOR THE OPTION PLAN; RESTRICTION THEREON

      Subject to adjustments as set forth in Section 8 below, a total of 1,000,000 Ordinary Shares, of NIS 0.01 n.v. ("THE SHARES") shall be subject to the Option Plan. The Shares subject to the Option Plan are hereby reserved for such purpose in the authorized share capital of the Company and may only be issued in terms hereof. Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the Option Plan shall cease to be reserved for the purpose of the Option Plan, but until termination of the Option Plan the Company shall at all times reserve sufficient number of Shares to meet the requirements of the Option Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares therefore subject to such Option may again be subjected to an Option under the Option Plan.


7.    OPTION PRICE

7.1 The purchase price of each Share subject to an Option or any portion thereof shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time.

7.2 The Option price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or check. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

8.    ADJUSTMENTS

      Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the Option Plan shall be adjusted as hereafter provided:

8.1 If the Company is separated, reorganized, merged, consolidated or amalgamated with or into another corporation while unexercised Options remain outstanding under the Option Plan, then each Unexercised Option shall be assumed or there shall be substituted for the Shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of shares or other securities of the separated, reorganized, merged, consolidated or amalgamated corporation which were distributed to the shareholders of the Company in respect of such shares, and appropriate adjustments shall be made in the purchase price per share to reflect such action. Notwithstanding the above and subject to any applicable law, ,., and unless the Board or the Committee determines otherwise with respect to certain Option Agreements, there shall be a clause in each Option Agreement instructing that if in any such transaction as described above, the successor company (or parent or subsidiary of the successor company) does not agree to assume or substitute for the Options, all Unexercised Options shall expire as of the date of such transaction.



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8.2   If the Company is liquidated or dissolved while unexercised Options remain outstanding under the Option Plan, then all such outstanding Options may be exercised in full by the Optionees as of the effective date of any such liquidation or dissolution of the Company without regard to the installment exercise provisions of Paragraph 9(2), by the Optionees giving notice in writing to the Company of their intention to so exercise.

8.3 If the outstanding shares of the Company shall at anytime be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to this Option Plan or subject to any Options therefore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Option price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Option Plan (as set forth in paragraph 6 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board who's determination shall be final.

9.    TERM AND EXERCISE OF OPTIONS

9.1 Options shall be exercised by the Optionee by giving written or electronic notice and payment of the Option Price to the Company, in such form and method as may be determined by the Company and when applicable, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

9.2 Each Option granted under this Option Plan shall be exercisable following the exercise dates and for the number of Shares as shall be provided in Exhibit B to the Option agreement. However no Option shall be exercisable after the Expiration Date, as defined for each Optionee in his Option agreement.

9.3 Options granted under the Option Plan shall not be transferable by Optionees other than by will or laws of descent and distribution, and during an Optionee's lifetime shall be exercisable only by that Optionee.

9.4 The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 9.6 below, the Optionee is an employee, a director, a consultant, an advisor or a service provider of the Company or any of its subsidiaries, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.



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9.5   Subject to the provisions of Section 9.6 below, in the event of termination of Optionee's employment or service with the Company or any of its subsidiaries, all Options granted to him will immediately be expired. A notice of termination of employment or service shall be deemed to constitute termination of employment or service.

9.6 Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Optionee's employment or service with the Company or any subsidiary of the Company during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the time of such termination according to the vesting periods of the Options set forth in
      Section 4 of such Optionee's Option agreement, if: (i) prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable, (ii) with respect to employees only whose termination is without Cause (as defined below), in which event any Options still in force and unexpired may be exercised within a period of ninety (90) days from the date of such termination, but only with respect to the number of shares purchasable at the time of such termination, according to the vesting periods of the Options, (iii) with respect to employees only whose termination is the result of death or disability of the Optionee, in which event any Options still in force and unexpired may be exercised within a period of three (3) months from the date of termination, but only with respect to the number of Options already vested at the time of such termination according to the vesting periods of the Options. The term "CAUSE" shall mean any action, omission or state of affairs related to the Optionee which the Committee or the Board decides, in its sole discretion, is against the interests of the Company.

9.7 Any form of Option agreement authorized by the Option Plan may contain such other provisions as the Board may, from time to time, deem advisable. Without limiting the foregoing, the Board may, with the consent of the Optionee, from time to time cancel all or any portion of any Option then subject to exercise, and the Company's obligation in respect of such Option may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the Shares at the date of such cancellation subject to the portion of the Option so canceled over the aggregate purchase price of such Shares , (ii) the issuance or transfer to the Optionee of Shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess, or
      (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Board in its sole discretion.




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10.   VESTING OF OPTIONS

      The total number of Shares subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal, as more particularly set forth in each Optionee's Option Agreement. The Option may be subject to such other terms and conditions on the time or times when it may be exercised.


11.   DIVIDENDS

      With respect to all Shares (in contrary to unexercised Options) issued upon the exercise of Options purchased by the Optionee and held by the Trustee, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends. During the period in which Shares issued to the Trustee on behalf of a Optionee are held by the Trustee, the cash dividends paid with respect thereto shall be paid directly to the Optionee.


12.   ASSIGNABILITY AND SALE OF OPTIONS

      No Option, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

      As long as the Shares are held by the Trustee in favor of the Optionee, than all rights the last possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

13.   TERM OF THE OPTION PLAN

      The Option Plan shall be effective as of the day it was adopted by the Board and shall terminate at the end of 10 years from such day of adoption.

14.   AMENDMENTS OR TERMINATION

      The Board may, at any time and from time to time, subject to the written consent of the Trustee, amend, alter or discontinue the Option Plan, except that no amendment or alteration shall be made which would impair the rights of the holder of any Option therefore granted, without his consent.

15.   GOVERNMENT REGULATIONS

      The Option Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the State of Belgium or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required.



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16.   CONTINUANCE OF EMPLOYMENT OR SERVICE.

      Neither the Option Plan nor the Option agreement with the Optionee shall impose any obligation on the Company or a subsidiary thereof, to continue any Optionee in its employ or service, and nothing in the Option Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or a subsidiary thereof or restrict the right of the Company or a subsidiary thereof to terminate such employment or service at any time.

17.   GOVERNING LAW & JURISDICTION

      This Option Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Option Plan.

18.   ARBITRATION

      Any dispute in relation with this Option Plan and the exercise of rights thereunder, shall be brought to arbitration of the legal counsel to the Company ("THE ARBITRATOR"), who shall decide on such dispute in accordance with the provisions of the Arbitration Law - 1968 and its supplement. The decision of the Arbitrator shall be final and shall bind the Company and the Optionee.

19.   TAX CONSEQUENCES

      Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

      The Committee and/or the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

20.   NON-EXCLUSIVITY OF THE OPTION PLAN



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      The adoption of the Option Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock Options otherwise then under the Option Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of options to employees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

21.   MULTIPLE AGREEMENTS

      The terms of each Option may differ from other Options granted under the Option Plan at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the Option Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.




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                                    EXHIBIT B



                               TERMS OF THE OPTION


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1. Name of the Optionee:
                                        ----------------------------------------

2. Number of Options granted:
                                        ----------------------------------------

3. Designation:                         "102 options" / "3(I) options"
                                        ----------------------------------------

4. Price per Share:
                                        ----------------------------------------

5. Expiration Date:
                                        ----------------------------------------
6. Date of Grant:
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7.Vesting schedule
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      NUMBER OF OPTIONS                               VESTING DATE
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